UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

Patriot Berry Farms, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Sand Lake Road, Suite 500, Orlando, FL 321819
(Address of principal executive offices)

(503) 505 6946
 (Registrant’s telephone number, including area code)

One World Trade Center, 121 SW Salmon Street, Suite 1100
Portland, OR 97204
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01 Entry into a Material Definitive Agreement.

Exclusive Blueberry Sales Agreement

On April 4, 2014, Patriot Berry Farms, Inc. (the “Company”), through Douglas Harmon (the “Grower”), who is Patriot Berry’s Farm Manager, for the Morningstar Farm  (the “Farm”), entered into an exclusive sales agreement (the “Agreement”) with Dole Berry Company (“Dole”). Pursuant to the Agreement, Dole will be acting as the exclusive sales agent of the Company to market and sell all of the blueberries produced by the Grower from the Farm for a period of five (5) harvest years beginning January 1, 2014 until December 31, 2018 unless terminated earlier. The Company shall receive advances equal to $1.00 per pound of finished product weight each week minus receiving and handling charges, as well as 10% commission to be paid to Dole. The Company will pay to the Grower a commission equal to 2% of the revenues from the sales of finished products.

The foregoing description of the terms of the Exclusive Blueberry Sales Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1, to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Exclusive Blueberry Sales Agreement, dated April 4, 2014 by and among Douglas Harmon, Patriot Berry's Farm Manager, doing business as Patriot Berry Farms, Inc., and Dole Berry Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATRIOT BERRY FARMS, INC.

Date: May 9, 2014	By:	/s/ Daniel Cattlin
Name: Daniel Cattlin
Title: President, Chief Executive Officer, Secretary, and Treasurer

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